As filed with the Securities and Exchange Commission on May 29, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARRIAGE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0423828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

CARRIAGE SERVICES, INC.

SECOND AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Terry E. Sanford

Senior Vice President and Chief Accounting Officer

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Name and address of agent for service)

(713) 332-8400

(Telephone number, including area code, of agent for service)

Copies to:

Stephen M. Gill

Vinson & Elkins L.L.P.

First City Tower

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(3)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,650,000	$7.25	$19,212,500	$2,202

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan (the “Second Amended and Restated Plan”) described herein.
(2)	The registration fee has been calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the common stock of Carriage Services, Inc. on May 22, 2012, as reported by the New York Stock Exchange.
(3)	This Registration Statement registers an additional 2,650,000 shares issuable under the Second Amended and Restated Plan. We have previously registered 1,500,000 and 1,350,000 shares issuable under the Second Amended and Restated Plan under Registration Nos. 333-166912 and 333-136313, respectively.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed with the Commission pursuant to securities laws and regulations, the following documents filed by us with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 9, 2012;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 7, 2012;

(c)	Current Reports on Form 8-K filed February 24, 2012, March 9, 2012, March 20, 2012, May 2, 2012 and May 24, 2012; and

(d)	The description of our common stock contained in the registration statement on Form 8-A filed with the Commission on April 28, 1998, as amended by Form 8-A/A filed on December 4, 2002, including any additional amendments that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

Except to the extent that information is deemed furnished and not filed with the Commission pursuant to securities laws and regulations, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Carriage Services, Inc. (the “Company”), a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the “DGCL”), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys’ fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the

Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

Article X of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under Article X of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition to the maximum extent permitted under the DGCL.

Article 8.0 of the Company’s Amended and Restated By-Laws, as amended (the “By-Laws”), also provides that the Company will indemnify the directors and officers of the Company to the fullest extent permitted by the DGCL, except (i) for any breach of their duty of loyalty to the Company or the Company’s stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or (iii) for any transaction from which such director or officer derived an improper benefit. The By-Laws also permit the Board of Directors of the Company to authorize the advancement of expenses to any director or officer of the Company, subject to a written undertaking to repay such advance if it is later determined that the indemnitee does not satisfy the standard of conduct required for indemnification. Additionally, pursuant to the By-Laws, the Chairman of the Board of Directors of the Company is authorized to enter into indemnification contracts with each director and officer of the Company.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K filed with the Commission on March 20, 1997).

4.2	Certificate of Amendment of the Certificate of Incorporation of the Company dated May 9, 1997 (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 14, 1997).

4.3	Certificate of Amendment of the Certificate of Incorporation of the Company dated May 7, 2002 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 13, 2002).

4.4	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (Registration No.333-05545) filed with the Commission on July 18, 1996).

4.5	Amendments to the By-laws of the Company effective December 18, 2000 (incorporated by reference to Exhibit 3.8 of the Company’s Annual Report on Form 10-K filed with the Commission on April 2, 2001).

4.6	Amendments to the By-laws of the Company effective May 20, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 28, 2008).

5.1	Opinion of Vinson & Elkins, L.L.P., counsel for the Company.

23.1	Consent of KPMG LLP.

23.2	Consent of Vinson & Elkins, L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1	Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan (incorporated by reference to Appendix A of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2012).

Item 9.	Undertakings.

(a) We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 29th day of May, 2012.

CARRIAGE SERVICES, INC.

By:	/s/ Terry E. Sanford
Terry E. Sanford Senior Vice President and Chief Accounting Officer

SIGNATURE and POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the 29th day of May, 2012.

Signature	Title

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Terry E. Sanford Terry E. Sanford	Senior Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)

/s/ L. William Heiligbrodt L. William Heiligbrodt	Vice Chairman of the Board, Executive Vice President, Secretary and Director

/s/ David J. DeCarlo David J. DeCarlo	Director

/s/ Barry K. Fingerhut Barry K. Fingerhut	Director

/s/ Donald D. Patteson, Jr. Donald D. Patteson, Jr.	Director

/s/ Richard W. Scott Richard W. Scott	Director

EXHIBIT INDEX

Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K filed with the Commission on March 20, 1997).

4.2	Certificate of Amendment of the Certificate of Incorporation of the Company dated May 9, 1997 (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 14, 1997).

4.3	Certificate of Amendment of the Certificate of Incorporation of the Company dated May 7, 2002 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 13, 2002).

4.4	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (Registration No.333-05545) filed with the Commission on July 18, 1996).

4.5	Amendments to the By-laws of the Company effective December 18, 2000 (incorporated by reference to Exhibit 3.8 of the Company’s Annual Report on Form 10-K filed with the Commission on April 2, 2001).

4.6	Amendments to the By-laws of the Company effective May 20, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 28, 2008).

5.1	Opinion of Vinson & Elkins, L.L.P., counsel for the Company.

23.1	Consent of KPMG LLP.

23.2	Consent of Vinson & Elkins, L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1	Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan (incorporated by reference to Appendix A of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2012).